                                   EXHIBIT 3.1

                            Articles of Incorporation
                         of CNL Income Properties, Inc.

                            ARTICLES OF INCORPORATION
                                       OF
                      CNL STRATEGIC INCOME PROPERTIES, INC.

      FIRST: I, Michele J. Turton, whose address is c/o Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, being at least eighteen years of age, do hereby form a corporation under the laws of the State of Maryland.

      SECOND: The name of the corporation is:

                      CNL STRATEGIC INCOME PROPERTIES, INC.

      THIRD: The purposes for which the corporation is formed are to conduct any business for which corporations may be organized under the laws of the State of Maryland including: (i) acquiring, holding, owning, developing, constructing, improving, maintaining, operating, selling, leasing, transferring, encumbering, conveying, exchanging and otherwise disposing of or dealing with real and personal property; and (ii) entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing.

      FOURTH: The post office address of the principal office of the corporation in Maryland is 300 East Lombard Street, Baltimore, Maryland 21201. The name and address of the resident agent is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21201. Said resident agent is a Maryland corporation.

      FIFTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred Thousand (100,000) shares of common stock, par value of One Cent ($0.01) each and of the aggregate par value of One Thousand Dollars ($1,000).

      SIXTH: The number of directors comprising the Board of Directors of the corporation shall be two (2), which number may be increased or decreased pursuant to the bylaws of the corporation and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. The names of the initial directors who shall act until the first annual meeting or until their respective successors are duly chosen and qualified are: James M. Seneff, Jr. and Robert A. Bourne.

      SEVENTH: The corporation shall indemnify and hold harmless a director, officer, advisor or affiliate against any or all losses or liabilities reasonably incurred in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the corporation in such capacity, and shall pay or reimburse reasonable expenses incurred by a director, officer, advisor or affiliate in connection with any proceeding related to such act or omission, to the fullest extent permitted under the laws of the State of Maryland.

      EIGHTH: The board of directors of the corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

      NINTH: No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

      TENTH: The duration of the corporation shall be perpetual.

      ELEVENTH: Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the Maryland General Corporation Law ("MGCL") , as amended from time to time, or any successor statute thereto, shall not apply to any "business combination" (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the corporation and any person.

      TWELFTH: Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any acquisition of securities of the corporation by any person.

IN WITNESS WHEREOF, I have signed          I hereby consent to my designation in
these articles and acknowledge the         this document as resident for this
same to be my act.                         corporation.

                                           SIGNATURE OF RESIDENT AGENT
SIGNATURE OF INCORPORATOR:                 LISTED IN ARTICLE FOURTH:

/s/ Michele J. Turton                      The Corporation Trust Incorporated
---------------------
Name: Michele J. Turton                    /s/ Jill E. Kranz
Title:  Incorporator                       -----------------
                                           The Corporation Trust Incorporated
FILING PARTY'S RETURN ADDRESS:
c/o Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166


                                       2